UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2008

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of incorporation or ByLaws; Changes in Fiscal Year.

On and effective January 23, 2008, the Board of Directors of NCR Corporation, a Maryland corporation (the “Company”), amended and restated the Company’s Bylaws. The following is a summary of changes effected by the amended Bylaws. Section references are to the amended Bylaws, unless the context requires otherwise. The amended Bylaws include certain changes to the language for clarification purposes, to be consistent with the Maryland General Corporate Law, or to improve the consistency or form of the bylaws.

ARTICLE I. Stockholders

Section 2. SPECIAL MEETINGS. The amended Bylaws require information in the stockholder request for a special meeting regarding the record or beneficial ownership of any stockholder submitting a request for a special meeting. The amended Bylaws grant authority to the Chief Executive Officer or President to designate the place, date and time for any special meeting. Additionally, the amended Bylaws obligate the Secretary of the Company to revoke the notice of a special stockholders meeting if, as a result of receipt by the Secretary of written revocations of request for the meeting, less than a majority of stockholders request the special meeting.

Section 3. NOTICE. The amended Bylaws clarify the business that may be conducted at both special and annual meetings, and the notice requirements thereof.

Section 4. ADJOURNMENT, QUORUM AND VOTING. The amended Bylaws consolidate the quorum requirements previously in Section 9 with this Section 4.

Section 5. PROXIES. The amended Bylaws clarify the power of stockholders to electronically authorize proxies.

Section 6. ORGANIZATION AND CONDUCT. The amended Bylaws add a provision granting the chairman of a stockholders meeting authority to consider the safety and security requirements set forth in state and local law in establishing the rules, regulations and procedures for a stockholder meeting.

Section 8. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS. The amended Bylaws revise the deadline for advance notice required for a stockholder to bring a matter before an annual meeting of stockholders. Under the amended Bylaws, notice may be not earlier than 150 days (previously 120 days) and not later than 120 days (previously 90 days) prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting.

The amended Bylaws require the stockholder notice to include notice of any hedged position or other economic interests that may not align with other stockholders’ interests, as well as the name of any other stockholders, if known who support the director nominees or business proposals set forth in the stockholder notice. The amended Bylaws also provide that, in the event the Board of Directors increases or decreases the maximum or minimum number of directors and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice required by this section will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company.

Section 9. The amended Bylaws consolidate this section with Section 4.

ARTICLE II Board of Directors

Section 10. RELIANCE

The amended Bylaws clarify the standard of reliance.

ARTICLE III Committees of the Board of Directors

Section 3 COMPENSATION AND HUMAN RESOURCE COMMITTEE

The amended Bylaws reduce the minimum number of directors required for the Compensation and Human Resource Committee from three to two.

Section 4 COMMITTEE ON DIRECTORS AND GOVERNANCE

The amended Bylaws reduce the minimum number of directors required for the Committee on Directors and Governance from three to two.

ARTICLE IV CHAIRMAN OF THE BOARD/OFFICERS

Section 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS

The amended Bylaws add this section to clarify the authority of Assistant Secretaries and Assistance Treasurers.

ARTICLE VII. STOCK

Section 1. CERTIFICATES

The amended Bylaws, consistent with the New York Stock Exchange Direct Registration System rules, clarify that the Company’s securities may be issued without certificates.

Section 2. TRANSFERS

The amended Bylaws, consistent with the New York Stock Exchange Direct Registration System rules, clarify that the Company’s securities may be issued without certificates.

Section 3. REPLACEMENT CERTIFICATE

The amended Bylaws, consistent with the New York Stock Exchange Direct Registration System rules, clarify that the Company’s securities may be issued without certificates.

Section 4. FIXING OF RECORD DATE

The amended Bylaws revise requirements for setting of a record date to reflect standard company practice by deleting references to closing of the transfer books in lieu of setting a record date.

Section 5. STOCK LEDGER

The amended Bylaws clarify requirements for maintenance of the Company’s stock ledger.

Section 6. FRACTIONAL STOCK: ISSUANCE OF UNITS

The amended Bylaws clarify the Company’s authority to issue fractional shares and units consisting of different securities of the Company.

ARTICLE XI. INDEMNIFICATION

Section 2. GENERAL

The amended Bylaws clarify that indemnification is available to both former and current officers and directors.

The foregoing summary is qualified in its entirety by reference to the amendment to the Bylaws approved by the Board, a copy of which is attached and incorporated herein as Exhibit 3.1 to this Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1	Bylaws of NCR Corporation, as amended and restated as of January 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: January 25, 2008	By:	/s/ Nelson F. Greene
Nelson F. Greene
Assistant Secretary